Exhibit 99.1

NEWS

For Release Monday, October 24, 2005 at 4:05 p.m. ET:

WJ Communications Appoints Haresh P. Patel as SVP of Sales and Marketing

Experienced Sales and Marketing Executive Brings Over 22 Years of Semiconductor Industry Experience

SAN JOSE, CA, Oct 24, 2005 (MARKET WIRE via COMTEX News Network) — WJ Communications (NASDAQ: WJCI), a leading designer and supplier of RF solutions for the wireless infrastructure and RFID reader markets, today announced that it has appointed Haresh P. Patel as Senior Vice President, Sales and Marketing. Mr. Patel brings over 22 years of semiconductor industry experience managing sales, marketing and divisional P&L organizations. Mr. Patel replaces Javed S. Patel who has resigned from his position at the Company.

“I am excited to bring Haresh on board as he brings years of experience managing sales and marketing organizations within some of the world’s leading semiconductor companies,” commented Bruce Diamond, Chief Executive Officer and President of WJ Communications. “With his solid background, and extensive network of large customer relationships, Haresh is a strong addition to the management team at WJ. He will be instrumental in achieving our goal of accelerating the introduction of new products focused on our leading customers and increasing our addressable market.”

Until recently, Mr. Patel was Vice President, World Wide Sales and Marketing at Agilent Technology, where he managed a 350 person sales and marketing organization. Prior to this, he served as Vice President of World Wide Sales for PMC-Sierra, Inc., where he grew a 6 person sales organization into a

120 person direct sales team. Mr. Patel has also held senior sales and product management positions at Hyundai, Fujitsu, and Texas Instruments. Throughout his career Mr. Patel has focused on and built relationships with leading customers including, Cisco, LG, Samsung, Sony Ericsson, Siemens, Nokia, Huawei, Lucent and ZTE. He holds a Bachelor of Science degree in electrical engineering from the University of Notre Dame.

About WJ Communications

WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), broadband cable, and defense and homeland security. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com or call 408-577-6200.

All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements including statements as to the plans and objectives of management for the future operations, and statements as to the Company’s expectation regarding the future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the growth in the wireless infrastructure market, the timing and the rate of deployment of 2.5G and 3G systems, the Company’s Risk Factors as contained in the Form 10-K for year ended 2004 and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

WJ Communications:		Investor Relations Contacts:

Rainer Growitz	or	Chris Danne, Rakesh Mehta
Interim Chief Financial Officer		The Blueshirt Group for WJ Communications
408-577-6200		415-217-7722
www.wj.com		chris@blueshirtgroup.com
rakesh@blueshirtgroup.com